* Indicates where text has been omitted pursuant to a request for confidential treatment. The omitted text has been filed separately with the Securities and Exchange Commission.


                                    AGREEMENT

                               dated 4 April 1997


                                     between


                                    CANAL+ SA

                                       and

                             FILMNET INVESTMENTS BV

                                       and

                         MYRIAD HOLDINGS NETHERLANDS BV

                                       and

                              MIH HOLDINGS LIMITED

                                       and

                                   MIH LIMITED

                                       and

                                    IRDETO BV



                    -----------------------------------------

                      INVESTMENT & SHAREHOLDERS' AGREEMENT
                              relating to Irdeto BV

                    -----------------------------------------


                              Mallinicks Attorneys
                                  25 Savile Row
                                 London W1X IAA

                                TABLE OF CONTENTS

RECITALS......................................................................4
DEFINITIONS AND INTERPRETATION................................................5
AGREEMENT FOR SALE...........................................................10
PURCHASE CONSIDERATION.......................................................11
COMPLETION...................................................................11
WARRANTIES...................................................................12
BUSINESS OF THE COMPANY......................................................12
BOARD OF DIRECTORS AND MANAGEMENT............................................13
BUDGETS......................................................................17
FINANCING....................................................................18
FUNDAMENTAL BUSINESS DECISIONS...............................................20
TRANSFERS OF SHARES..........................................................23
GOVERNING LAW AND ARBITRATION................................................28
BUSINESS ACTIVITIES ONLY THROUGH THE COMPANY.................................29
DURATION AND TERMINATION.....................................................30
CONFIDENTIALITY..............................................................31
WAIVERS......................................................................32
ASSIGNMENT...................................................................32
GUARANTEE....................................................................32
ENTIRE AGREEMENT.............................................................33
NOTICES......................................................................33
ANNOUNCEMENTS................................................................34
RELATIONSHIP OF THE SHAREHOLDERS.............................................35

CONFLICT WITH OTHER DOCUMENTS................................................35
NEW STATUTUES................................................................35
COUNTERPARTS.................................................................36
SCHEDULE 1: FUNDAMENTAL BUSINESS DECISIONS...................................38
SCHEDULE 2: DRAFT NEW STATUTES OF IRDETO.....................................40

                      INVESTMENT & SHAREHOLDERS' AGREEMENT

                 This Agreement is made on 4 April 1997 between

(1) Canal+ SA, a societe anonyme incorporated under the laws of France, whose principal place of business is at 88/89 Quai Andre Citroen, Paris, France ("Canal+"); and

(2) FilmNet Investments BV, a company incorporated in The Netherlands, whose principal place of business is at Neptunusstraat 41, NL 2132 JA Hoofddorp, The Netherlands ("FilmNet"); and

(3) Myriad Holdings, Netherlands BV , a company incorporated in The Netherlands, whose registered address is at Neptunusstraat 41, NL2132 JA Hoofddorp, The Netherlands ("Myriad"); and

(4) MIH Holdings Limited, a company incorporated in the Republic of South Africa, whose registered office is at 75 Republic Road, Randburg, South Africa ("Holdings"); and

(5) MIH Limited, a company incorporated in the British Virgin Islands, whose registered office is at 3rd Floor, Abbot Building, Main Street, Road Town, Tortola, British Virgin Islands ("MIH"); and

(6) Irdeto BV, a company incorporated in The Netherlands, whose principal place of business is at Jupiterstraat 42, 2132 ND Hoofddorp, The Netherlands (the "Company" or "Irdeto").

1        RECITALS

         1.1      On 16 December 1996, Irdeto, Canal+, MIH, Holdings and
                  NetHold B.V. entered into a Term Sheet which sets out the main principles which govern -

                  1.1.1 the acquisition by MIH of a portion of the shares in and shareholders' loan claims against the Company; and

                  1.1.2 the relationship between the parties as (direct and indirect) shareholders of the Company.

         1.2 The registered owner of all the issued Shares in the Company is FilmNet, an indirect wholly owned subsidiary of NetHold B.V. NetHold B.V. will on the Closing Date become an indirect wholly owned subsidiary of Canal+.

         1.3 MIH wishes to hold its shareholding in the Company through Myriad, which is an indirect wholly owned subsidiary of MIH.

         1.4 The purpose of this Agreement is accordingly to record the terms and conditions -

                  1.4.1 upon which Myriad will acquire the Sale Shares and Loan Claims; and

                  1.4.2 regulating the relationship between FilmNet and Myriad as direct Shareholders (and where appropriate, between Canal+ and MIH as indirect Shareholders) of the Company.

2.       DEFINITIONS AND INTERPRETATION

         In this Agreement -

         2.1 clause headings are inserted for convenience only and shall not be taken into account in its construction.

         2.2 unless the context clearly indicates a contrary intention, an expression which denotes any one gender includes the other genders, a natural person includes an artificial person and vice versa, the singular includes the plural and vice versa and the following expressions bear the meanings assigned to them below and cognate expressions bear corresponding
                  meanings                  -

                  "Agreed Proportions"     -        such proportions as equal,
                                                    at the time when
                                                    any shareholders' funds are
                                                    to be contributed by the
                                                    Shareholders under clause
                                                    10, the percentages which
                                                    the nominal value of the
                                                    Shares beneficially owned by
                                                    the Shareholders
                                                    respectively bears to the
                                                    combined nominal value of
                                                    all the issued Shares (taken
                                                    as a whole);

                  "Agreement"              -        this agreement and the
                                                    schedules hereto;

                  "Auditors"               -        the auditors from time to
                                                    time of the Company;

                  "Board"                  -        the managing board
                                                    ("Bestuur") of the Company;

                  "Budgets"                -        the annual budgets and
                                                    financial and business plans
                                                    for the Company, as approved
                                                    by the Board from time to
                                                    time;

                  "Business"               -        the business of the Company
                                                    as set out in clause 7.1;

                  "Closing"                -        closing of the transactions
                                                    provided for in the
                                                    Contribution and
                                                    Subscription Agreement, in
                                                    the manner specified in
                                                    Section 2.4 of such
                                                    Agreement;

                  "Closing Date"           -        the date defined as such in
                                                    the Contribution and
                                                    Subscription Agreement;

                  "Contribution and

                  Subscription Agreement"  -        the agreement of that title
                                                    concluded on 16 December
                                                    1996 between Canal+,
                                                    Richemont SA, MIH, Holdings
                                                    and Network Investments SA;

                  "Controlled Affiliate"   -        in relation to any Person,
                                                    any other Person directly or
                                                    indirectly Controlled by
                                                    such Person, provided that
                                                    for purposes of this
                                                    definition "Control" means
                                                    the holding of in excess of
                                                    80% (eighty percent) of the
                                                    equity and voting rights in
                                                    respect of such other
                                                    Person;

                  "Directors"              -        the members of the Board
                                                    from time to time
                                                    ("Bestuurders").

                  "Encumbrance"            -        includes, without
                                                    limitation, any usufruct,
                                                    pledge, attachment, lien
                                                    (other than liens arising
                                                    and being discharged by the
                                                    operation of law in the
                                                    ordinary course of
                                                    business), security
                                                    interest, preferential
                                                    rights or trust arrangement
                                                    or other arrangement or
                                                    agreement, the effect of
                                                    which is the creation of
                                                    security, and any option,
                                                    pre-emption or other such
                                                    right;

                  "Fundamental Business
                  Decisions"               -        decisions of the general
                                                    meeting of shareholders of
                                                    the Company or of the Board,
                                                    as the case may be, relating
                                                    to any of the matters listed
                                                    in Schedule 1;

                  "Indebtedness"           -        any loan, bond, note, loan
                                                    stock or debenture or other
                                                    obligation for borrowed
                                                    monies, any indebtedness in
                                                    the nature of borrowings,
                                                    any liability in respect of
                                                    any trade finance or credit,
                                                    financial leases, acceptance
                                                    credit or note or bill,
                                                    discounting facility, any
                                                    amount of consideration left
                                                    outstanding by way of loan
                                                    under any agreement for the
                                                    sale of assets and/or the
                                                    supply of services and any
                                                    guarantee or indemnity in
                                                    respect of any of the
                                                    foregoing, the amount
                                                    thereof in each case being
                                                    taken for this purpose to be
                                                    the maximum amount capable
                                                    of being outstanding from
                                                    the Company thereunder
                                                    whether or not then due or
                                                    owing or advanced at the
                                                    time of calculation;

                  "Loan Claims"            -        50% (fifty percent) of all
                                                    monetary claims which
                                                    FilmNet and NetFin
                                                    respectively may have
                                                    against the Company on the
                                                    Closing Date;

                  "NetFin"                 -        NetHold Finance VOF;

                  "Pay-TV"                 -        (i) the exhibition or
                                                    transmission, whether by
                                                    wire, telephone wire, over
                                                    the air, cable, optic fibre,
                                                    satellite, microwave signals
                                                    or any other means of
                                                    delivery, of audio, visual
                                                    and/or audio-visual
                                                    programming or services
                                                    substantially in scrambled
                                                    or encrypted format, to a
                                                    subscriber, capable of being
                                                    unscrambled or decrypted by
                                                    individually
                                                    addressable decoders or
                                                    equivalent devices, where a
                                                    fee is payable by such
                                                    subscriber (in addition, if
                                                    applicable, to being charged
                                                    by the person transmitting
                                                    the signal incorporating
                                                    such programming) for the
                                                    right to view and/or
                                                    participate in such
                                                    television programmes and
                                                    services in unencrypted
                                                    format; (ii) the provision,
                                                    enabling and disabling of
                                                    decoders or equivalent
                                                    devices, the marketing and
                                                    sale of subscriptions and
                                                    the provision of
                                                    customer/subscriber support
                                                    services and/or know-how
                                                    relating thereto; and (iii)
                                                    in connection with the
                                                    above, the compilation and
                                                    scheduling of such
                                                    television services,
                                                    programming, signal
                                                    distribution and other
                                                    related technical activities
                                                    and know-how;

                  "Permitted Transferees"  -        a Person to whom Shares are
                                                    transferred in accordance
                                                    with clause 12.4;

                  "Person"                 -        any individual, firm,
                                                    company, corporation,
                                                    government, State or agency
                                                    of a State or any joint
                                                    venture, partnership or
                                                    other incorporated or
                                                    unincorporated body;

                  "Sale Shares"            -        19999 (nineteen thousand
                                                    nine hundred and ninety
                                                    nine) ordinary Shares of NLG
                                                    1 (one Dutch Guilder) each,
                                                    consisting 50% (fifty
                                                    percent) (less one Share) of
                                                    the total issued Shares;

                  "Shareholders"           -        FilmNet, Myriad and their
                                                    Permitted Transferees from
                                                    time to time;

                  "Statutes"               -        the Statutes of the Company
                                                    at the date of this
                                                    Agreement and as such
                                                    Statutes may be amended from
                                                    time to time;

                  "Share"                  -        a share in the capital of
                                                    the Company of whatever
                                                    class;

                  "Technology Agreements"  -        the Short Form Technology
                                                    Agreement dated 16 December
                                                    1996 between Canal+,
                                                    Irdeto, MIH, Holdings,
                                                    Paltech Ltd, MultiChoice
                                                    Africa (Pty) Ltd and/or all
                                                    definitive agreements
                                                    referred to therein or
                                                    concluded pursuant thereto;

                  "Transfer"               -        in relation to any Share or
                                                    any legal or beneficial
                                                    interest in a Share,
                                                    includes (i) the sale,
                                                    transfer, lease, assignment,
                                                    grant, renunciation,
                                                    alienation, or disposal of
                                                    such Share or of any right
                                                    or interest which a Person
                                                    may have in the Company as a
                                                    result of such right or
                                                    interest in that Share; (ii)
                                                    entering into any agreement
                                                    in respect of the votes
                                                    attached to such Share;
                                                    (iii) creating or granting
                                                    any Encumbrance over or in
                                                    respect of such Share; and
                                                    (iv) any agreement (whether
                                                    or not subject to
                                                    conditions) to do or create
                                                    or grant any of the
                                                    aforegoing.

3        AGREEMENT FOR SALE

         Subject to the terms and conditions of this Agreement, on 8 April 1997, FilmNet shall sell (and in the case of Loan Claims owed by the Company to NetFin, shall procure that NetFin shall sell) and Myriad shall purchase, the Sale Shares and the Loan Claims. The Sale Shares shall be free of all Encumbrances (other than those recorded in the Statutes) and shall be sold with all rights attached or accruing to them on the Closing Date.

4        PURCHASE CONSIDERATION

         The purchase consideration for the Sale Shares and the Loan Claims shall be the sum of US$17.5 million (seventeen and a half million United States Dollars).

5        COMPLETION

         5.1 Completion of the purchase and sale of the Sale Shares and the Loan Claims shall be effected on 8 April 1997, in the following manner -

                  5.1.1 FilmNet, Myriad and the Company shall execute a notarial deed before a Dutch notary transferring the Sale Shares from FilmNet to Myriad and immediately thereafter the Board shall register Myriad as the holder of the Sale Shares;

                  5.1.2 Canal+ shall cause FilmNet and NetFin to assign to Myriad (or to a Controlled Affiliate of MIH, nominated in writing by MIH not later than 5 (five) days before the Closing Date) all the Loan Claims,

                  5.1.3 a meeting of the shareholders of the Company shall be held at which it shall be resolved -

                           5.1.3.1 to elect as Directors of the Company such two persons as Myriad and FilmNet may respectively nominate. The parties acknowledge that the current directors of the Company will, pursuant to the provisions of Section 2.4
                                    (v) of the Contribution and Subscription
                                    Agreement, resign as directors with effect from the Closing Date and the parties will not do anything to prevent such resignations taking effect;

                           5.1.3.2 to adopt new Statutes which will reflect all the fundamental principles set out in
                                    Schedule 2 and which will be consistent with the provisions of this Agreement.

         5.2 On completion of the matters set out in clause 5.1, Myriad shall discharge the purchase consideration for the Sale Shares and the Loan Claims by paying the amount thereof into account number 628158955 with the HBU Bank of Coolsingel 104, 3000 AE Rotterdam branch, by means of a wire transfer.

6        WARRANTIES

         6.1 Canal+ and FilmNet severally warrant that on the date of this Agreement and on the Closing Date, they have and will have full power and authority to enter into and perform this Agreement, which constitutes binding obligations on each of them in accordance with its terms.

         6.2 MIH and Myriad warrant that they have, and on the Closing Date will have, full power and authority to enter into and perform this Agreement, which constitutes binding obligations on each of them in accordance with its terms.

         6.3 Save as aforesaid, no party gives any warranties or representations to any other in relation to the purchase and sale of the Sale Shares and Loan Claims.

7        BUSINESS OF THE COMPANY

         7.1      The business of the Company is -

                  7.1.1 the creation and/or acquisition of technology relating to Pay TV including, without limitation, conditional access systems, business systems for subscriber management and studio operations and operating systems/applications;

                  7.1.2 the commercialisation, marketing and distribution (by installing, servicing and supporting) of such Pay-TV technology through licensing (including both hardware and software) and consultancy, including, without limitation, system integration, anywhere in the world;

                  7.1.3 any other business which the Shareholders may agree on from time to time.

         7.2 MIH and Myriad hereby undertake to support the development by or on behalf of the Company and Canal+ of an interface between the Company's digital access control technology and the "Media Highway" software developed by Canal+, provided that MIH (or any Controlled Affiliate of MIH, nominated by MIH) shall be entitled to obtain a license to use such software on fair and reasonable commercial terms. MIH and Myriad further undertake to support any efforts towards the integration or convergence of the Irdeto and SECA digital access control technologies, provided that the interests and rights in the Company of MIH and Myriad that result from this Agreement shall not be adversely affected, subject to dilution, as a result of such integration or convergence, it being understood that such integration or convergence will not cause the Fundamental Business Decisions to be extended to matters which do not affect the Company, its affairs or the Business.

8        BOARD OF DIRECTORS AND MANAGEMENT

         8.1 The Board shall comprise 4 (four) persons. For so long as a Shareholder owns -

                  8.1.1 25 percent or less of the issued Shares, it shall be entitled to nominate 1 (one) person for election as a Director;

                  8.1.2 more than 25% (twenty five percent) but less than 75% (seventy five percent) of the issued Shares, it shall be entitled to nominate 2 (two) persons for election as Directors; and

                  8.1.3 75% (seventy five percent) or more of the issued Shares, it shall be entitled to nominate 3 (three) persons for election as Directors.

                  Each Shareholder shall be entitled from time to time, by notice in writing to the other Shareholder, to remove any of the persons nominated by it for election as Directors and nominate someone else to take his place.

         8.2 Each Shareholder undertakes to the other to exercise all voting rights exercisable by it as a holder of Shares to ensure -

                  8.2.1 that the persons nominated from time to time by each Shareholder as Directors (respectively referred to as the "Canal+ Directors" and the "MIH Directors") are duly elected as such; and

                  8.2.2 the removal of a person from the Board if such removal is requested in writing by the Shareholder who previously nominated such person for election as a Director.

         8.3 A quorum at meetings of the Board shall be two Directors, who may be present either physically, by telephone, video conference or such other telecommunications medium as all the Directors from time to time agree on or may be represented by a written power of attorney given in favour of another Director, provided that at meetings of the Board at which a resolution relating to any of the Fundamental Business Decisions will be proposed the quorum will be two Directors, one of whom shall be a Canal+ Director and one of whom shall be an MIH Director. Each Shareholder shall use all its reasonable endeavours to procure that a quorum is present at any Board meeting. Should a quorum not be present within 30 (thirty) minutes after the time appointed for the commencement of any meeting of the Board, that meeting shall stand adjourned to the day after the following day, at the same time and place. The adjourned meeting may only deal with the matters which were on the agenda of the meeting which was adjourned. Where a meeting has been adjourned as aforesaid the Chairman shall use his best endeavours to inform, in the most reasonably expeditious manner, each of the Directors who are not present at the meeting that was adjourned of the time, date and place to which the meeting has been adjourned. If at any adjourned meeting, a quorum is not present within 30 (thirty) minutes after the time appointed for the commencement of such meeting, then the Directors present in person or by written power of attorney in favour of another Director shall constitute a quorum.

         8.4 Notwithstanding anything to the contrary herein contained, but subject to the provisions of any applicable laws in the Netherlands, any resolution signed by all the Directors shall be valid and effective as if it had been passed at a meeting of the Board. Any such resolution may consist of several counterparts, each of which may be signed by 1 (one) or more Directors and shall be deemed to have been passed on the date on which it was signed by the last Director who signed it (unless a statement to the contrary is made in that resolution).

         8.5 FilmNet shall be entitled to nominate 1 (one) of the Canal+ Directors to be the chairman of the Board ("Chairman") and the Shareholders shall use their best endeavours to procure, subject to any applicable laws, that all Directors nominated by them will act and vote in such manner as may be necessary to elect such Canal+ Director as Chairman. FilmNet shall be entitled from time to time, by notice in writing to Myriad, to remove any person nominated by it for election as Chairman and nominate another Canal+ Director to take his place and Myriad shall use its best endeavours to procure, subject to any applicable laws, that all Directors nominated by it, vote and act in such manner as may be necessary to give effect to FilmNet's wishes in this regard.

         8.6 All decisions of the Board shall be by majority vote of the Directors. The Chairman shall have a casting vote in case of a deadlock between the Directors, except in relation to any Fundamental Business Decision, in relation to which unanimity of the Directors or the Shareholders, as the case may be, shall be required.

         8.7 Meetings of the Board shall be held in Hoofddorp (or such other place as all Board members may agree on from time to time) at such times as the Board shall determine, provided that, unless otherwise agreed between the Shareholders, a meeting of the Board shall be held at least once every 3 (three) calendar months and provided further that any MIH Director shall be entitled, by written notice to all other Directors, to call an emergency Board meeting in the event of a dispute between Paltech Ltd (or its permitted assignees under the Technology Agreements) and the Company regarding the performance by the Company of its obligations under the Pay TV technology licence(s) granted by the Company to Paltech Ltd (or to its permitted assignees under the Technology Agreements) (or any other related agreement between such parties). In the event that such dispute is not resolved within 15 (fifteen) days after the emergency Board meeting then a Deadlock shall be deemed to have arisen and the provisions of clause 11.2.2 shall apply, provided that the 60 (sixty) day period referred to therein shall be reduced to 30 (thirty) days after the date on which the Deadlock was first deemed to have arisen. Not less than 14 (fourteen) days notice (or such other period of notice as may be agreed from time to time by a Canal+ Director and a MIH Director) of each meeting of the Board specifying the date, time and place of the meeting and the business to be transacted thereat shall be given to all Directors by the Chairman (or by the applicable MIH Director, in the case of an emergency Board meeting as aforesaid).

         8.8 All decisions of the Shareholders (other than Fundamental Business Decisions) shall be adopted by a simple majority of the votes exercisable by both Shareholders.

         8.9 For as long as FilmNet or any Controlled Affiliate of Canal+ owns a majority of the Shares, Canal+ shall have the right-

                  8.9.1 to manage the day to day business of the Company as it deems fit and Canal+ shall be entitled to nominate such staff, including a Chief Executive Officer ("CEO") and a Chief Financial Officer ("CFO"), as may be necessary to do so and shall furthermore be entitled to remove and replace such staff from time to time,

                  8.9.2 to appoint the Procuratiehouder(s) of the Company who shall act in accordance with the instructions of the Board. It is recorded, for the avoidance of doubt, that the parties shall procure that such Procuratiehouders shall not be authorised to bind the Company in relation to any Fundamental Business Decision unless the provisions of clause 11.1 shall have been complied with.

         8.10 Each Shareholder shall exercise all voting rights exercisable by it as a holder of Shares and shall use its best efforts to procure that the Directors nominated by it exercise their voting rights in order to ensure that the persons designated by Canal+ as CEO and CFO respectively, be so appointed.

         8.11     The CEO and the CFO shall -

                  8.11.1 report to the Board and shall comply with all policies and directions laid down by the Board.

                  8.11.2 be entitled to attend all Board meetings but shall not be entitled to vote at such meetings.

         8.12 Myriad shall be entitled to designate, in consultation with FilmNet, one of the two representatives of the Company on the Digco technical committee, provided that Myriad shall procure that with regard to the activities of such committee, its representative shall at all times act on the instructions of the Company's management. MIH, Myriad, NetHold and FilmNet hereby acknowledge and accept the obligations of the Company in relation to Digco BV and each Shareholder undertakes to assume its proportionate share of the Company's financial obligations resulting therefrom.

9        BUDGETS

         9.1 Each Budget shall consist of an annual and a 3 (three) year rolling budget and financial and business plan for the Company.

         9.2      Canal+ shall procure that -

                  9.2.1 a budget in respect of the 1997/1998 financial year and a 3 (three) year rolling budget and financial and business plan is prepared by the CEO and CFO and submitted to the Directors for their approval by not later than 31 May 1997;

                  9.2.2 a budget in respect of each and every subsequent financial year is prepared by the CEO and CFO and submitted to the Directors for their approval. If such budget is unanimously approved (with or without amendment) by the Directors it shall constitute the Company's Budget for the financial year (or shorter period) in respect of which it was prepared. If any annual budget shall not be so approved by the Directors before the start of each financial year of the Company, a Deadlock (as defined in clause 11.2) shall be deemed to have arisen on the first day of such financial year, which Deadlock shall be dealt with as set out in clause 11.2. Until the Deadlock is resolved, the Company shall continue to operate on a budget equivalent, on a monthly basis, to the previous Budget with an increase of 5% (five percent) for all operating cost items specified in such Budget. It is recorded, for the avoidance of doubt, that except for the 3 (three) year rolling financial and business plan prepared pursuant to the provisions of clause 9.2.1, a failure by the Directors to approve unanimously a 3 year rolling financial and business plan shall, unlike as is the case in relation to an annual budget, not be deemed to constitute a Deadlock.

10       FINANCING

         10.1 Neither Shareholder shall be obliged to provide any shareholders' funds to the Company unless such funds are required and expressly set out in terms of a Budget. If, at any time, shareholders' funds are required in terms of any Budget to finance the Business, the Directors shall issue to each Shareholder a notice in writing (the

                  "Notice"), requiring each of them provide, in the Agreed Proportions, such shareholders' funds (either by subscribing for new shares in the Company or by way of shareholders' loans to the Company, as shall have been set out in the Budget).

         10.2 Each of the Shareholders shall contribute in cash the amount of shareholders' funds stated in the notice within 30 (thirty) days (or such greater number of days as all the Directors agree on) after the date of the Notice.

         10.3 If either Shareholder fails to contribute its Agreed Proportion of the shareholders' funds within the time specified, the Company shall be entitled to take such action as it thinks fit for obtaining payment of the contribution including, without limitation, commencing legal proceedings against the defaulting Shareholder for breach of its obligations. The defaulting Shareholder shall refrain from using its rights and other powers in relation to the Company and shall, subject to any applicable laws, instruct the Directors nominated by it not to do anything to prevent or delay action being taken by the Company.

         10.4 If either Shareholder fails to contribute its Agreed Proportion of the shareholders' funds within the time specified, the other Shareholder shall be entitled (if it has already contributed its Agreed Proportion of the shareholders' funds) to pay, to the Company, in cash, the amount due to the Company by the defaulting Shareholder. The amount shall be wholly applied (notwithstanding any other provision of this Agreement), in the discretion of the paying Shareholder, in providing additional shareholders' loans or subscribing for additional Shares at par of the same class as those Shares already held or beneficially owned by the paying Shareholder or a combination of additional shareholders' loans and additional Shares.

         10.5 If the shareholders' funds referred to in clause 10.1 are contributed to the Company by the Shareholders in the form of loan capital, the terms and conditions applicable to such loans shall be as agreed upon between the Shareholders and shall be set out in the Notice.

         10.6 A Shareholder who fails to contribute its Agreed Proportion of any shareholders' funds and whose equity interest in the Company is diluted pursuant to the provisions of clause 10.4 shall remain fully liable to the Company, in its diluted Agreed Proportion, for shareholders' funds which the Shareholders may become obliged to provide pursuant to the provisions of clauses 10.1 and 10.2.

11       FUNDAMENTAL BUSINESS DECISIONS

         11.1 The parties acknowledge and agree that no resolution relating to any of the Fundamental Business Decisions shall be validly adopted nor shall any action be taken by the Company in relation to such Fundamental Business Decisions unless
                  (i) at a general meeting of the members of the Company, both Shareholders shall have voted in favour thereof; or (ii) at a meeting of the Board, all the Canal+ Directors and all the MIH Directors shall have voted in favour thereof, provided however, that the aforesaid requirements shall lapse and have no further force or effect in respect of a Shareholder (and in respect of the Directors nominated by such Shareholder) whose shareholding falls below 45% (forty five percent) of all the issued Shares of the Company. If a Shareholder's shareholding is reduced below such Shareholder's shareholding at the date of completion in accordance with clause 5.1 but does not fall below 45%
                  (forty five percent) of all the issued Shares of the Company, such Shareholder shall be obliged by not later than the date on which the Budget for the immediately succeeding financial year is approved, to subscribe for such number of additional Shares as may be required to restore such Shareholder's shareholding to the level it was at the date of completion in accordance with clause 5.1 (and the other Shareholder shall use all its voting rights as a Shareholder to facilitate such subscription), failing which the aforesaid requirements regarding the adoption of Fundamental Business Decisions shall lapse and have no further force or effect in respect of a Shareholder (and in respect of the Directors nominated by such Shareholder) whose shareholding is diluted. The parties record, for the avoidance of doubt, that a dilution in a Shareholder's shareholding caused by or pursuant to the integration or convergence of the Irdeto and the SECA digital access control technologies (as is referred to in clause 7.2) shall not cause the above stated requirements regarding the adoption of Fundamental Business Decisions to lapse in respect of a diluted Shareholder (or in respect of the Directors nominated by such Shareholder) even if such Shareholder's shareholding is reduced below 45% (forty five percent) of all the issued shares of the Company.

         11.2 In the event that the Shareholders or the Directors (as may be required in terms of Dutch law) shall have failed to adopt (pursuant to the provision of clauses 11.1 (i) or 11.1 (ii), as the case may be), a resolution proposed in respect of a Fundamental Business Decision by reason of a good faith disagreement between the Shareholders or the Directors, as the case may be, (a "Deadlock"), then the following provisions shall apply-

                  11.2.1 the chief executive officers of Canal+ and MIH shall promptly meet to attempt in a co-operative spirit to resolve the Deadlock.

                  11.2.2 if the Deadlock shall not have been resolved within 60 (sixty) days after the date on which the Deadlock first arose, then FilmNet shall, immediatly after expiry of such 60 (sixty) day period either -

                           11.2.2.1 agree, within the next 24 hours, with
                                    Myriad's final position with respect to the subject matter of the Deadlock and procure the immediate implementation of such position; or

                           11.2.2.2 failing compliance with clause 11.2.2.1, be
                                    deemed to have offered to sell (the "Offer") to Myriad, all FilmNet's Shares, in which case Myriad shall be deemed to have accepted such Offer 30 (thirty) days after the date on which the Offer was deemed to have been made (being the date on which the 24 (twenty four) hour period referred to in clause
                                    11.2.2.1 expires) ("Offer Date"), at a price equal to *

         11.3 Any sale of FilmNet's Shares pursuant to the provisions set out above shall be subject to the following additional terms and conditions-

                  11.3.1 FilmNet's Shares shall be sold cum dividend and without any Encumbrance, with effect from the date of acceptance of the offer.

                  11.3.2 the purchase price for FilmNet's Shares shall be paid in immediately available Dutch Guilders to a bank account (designated in writing by FilmNet) as soon as practicable, but in any event within 15 (fifteen) days, after the acceptance by Myriad of the Offer.

                  11.3.3 following any sale pursuant to the provisions set out above, MIH shall cause Irdeto to continue to license its technology to -

                           11.3.3.1 Canal+ and those of its Controlled
                                    Affiliates which use such technology at the time of such sale,

                           11.3.3.2 such of Canal+'s Controlled Affiliates as
                                    require a licence of such technology in
                                    order to perform their obligations to third parties in terms of written agreements existing at the date hereof.

                           on such terms and conditions as are contained in valid and enforceable written agreement(s) between Irdeto and such user(s)/licensee(s) at the date of the sale or, if no such written agreements exist, on Irdeto's then standard terms and conditions

                  11.3.4 FilmNet shall warrant only that it is the owner of FilmNet's Shares, free of any Encumbrance.

12        TRANSFERS OF SHARES

          GENERAL RESTRICTION ON TRANSFERS

          12.1 Each Shareholder undertakes that it will not Transfer any of its Shares during this Agreement otherwise than in accordance with the following provisions of this clause 12.

          12.2 For so long as Myriad is a Shareholder, MIH shall procure that Myriad shall be a Controlled Affiliate of MIH and for so long as FilmNet is a Shareholder, Canal+ shall procure that FilmNet shall be a Controlled Affiliate of NetHold BV. If an event is about to occur as a result of which either Myriad or FilmNet shall cease to be such a Controlled Affiliate, Myriad or FilmNet, as the case may be, shall transfer all the Shares in the Company owned by it to another Controlled Affiliate of MIH (in the case of Myriad) or another Controlled Affiliate of NetHold (in the case of FilmNet) in accordance with clause 12.4.

          12.3 Canal+ shall ensure that for so long as NetHold BV or a Controlled Affiliate of NetHold BV owns any Shares, it (Canal+) shall retain direct or indirect control of NetHold BV and Holdings shall ensure that for so long as MIH or a Controlled Affiliate of MIH owns any Shares, it (Holdings) shall retain control of MIH. For the purpose of this provision only, control shall mean either the ownership, directly or indirectly, of a majority of the issued shares of MIH or NetHold BV, as the case may be, or the possession, directly or indirectly,of the power to direct or cause the direction of the management and policies of NetHold BV or MIH, as the case may be, whether through the ownership of voting securities, by contract or otherwise.

          PERMITTED TRANSFERS

          12.4 A Shareholder may, at any time and on any terms (including as to price), Transfer all (but not part only) of its Shares, in the case where FilmNet is the transferor, to Canal+, to NetHold BV or to a Controlled Affiliate of either Canal+ or NetHold BV, and in the case where Myriad is the transferor, to Holdings, to MIH or to a Controlled Affiliate of either Holdings or MIH, provided that -

                  12.4.1 the transferor shall remain a party to this Agreement and undertakes to the other Shareholder to procure the performance by the transferee of its obligations pursuant to the provisions of this Agreement and to indemnify the other Shareholder from and against a breach by such transferee of any of its obligations under this Agreement;

                  12.4.2 it shall be a condition precedent to any such Transfer (and any registration thereof) that the transferee agree in writing with the other Shareholder to observe, perform and be bound by the terms and conditions of this Agreement as if references herein to the transferor were references to the transferee;

                  12.4.3 if the transferee ceases to be a Controlled Affiliate of Canal+, NetHold BV, Holdings or MIH, as the case may be, then the transferor shall procure that the transferee shall have transferred to the transferor or another Controlled Affiliate of Canal+, NetHold BV, Holdings, or MIH, as the case may be, all its Shares prior to the date of such cessation in accordance with this clause 12.4

         RIGHT OF FIRST REFUSAL

         12.5 If, at any time, a Shareholder (the "Offeror") wishes to Transfer any of its Shares other than as set out in clause 12.4, it shall, prior to making or becoming contractually bound to make, any such Transfer, by notice in writing to the other Shareholder (the "Offeree"), offer (the "Offer") to sell all (but not a part only) of its Shares to the

                  Offeree at the "Offer Price", as determined in the manner set out below. The Offer shall -

                  12.5.1 specify the Shares to which it relates (the "Offered Shares"); and

                  12.5.2 stipulate a price (which shall constitute the Offer Price), at which the Offeror is prepared to Transfer the Offered Shares. If the Offeror has received a bona fide written offer (the "Third Party Offer") from a third party (the "Third Party") to purchase the entire legal and beneficial ownership of the Offered Shares for a cash price, a copy of such third Party Offer, showing the name and address of the Third Party and the terms and conditions offered by such Third Party, shall be supplied to the Offeree. In this case, the price offered by such third party for the Offered Shares shall be set out in the Offer and shall constitute the Offer Price. the Offeree shall keep and maintain the existence and the terms of any such third Party Offer strictly confidential and shall only disclose them within its own corporate structure and to outside professionals on a need to know basis. If a Third Party Offer has been made then, save as specifically set out herein, the Offer shall be subject, mutatis mutandis, to the terms and conditions contained in the Third Party Offer.

                  No Shareholder may offer to sell its Shares except on an "all cash" basis, provided that a Shareholder may offer to sell its Shares in exchange for immediately liquid marketable securities which are listed on a national securities exchange.

          12.6 The Offer shall be irrevocable and shall be open for acceptance (in whole and not in part only) by the Offeree for a period of 30 (thirty) days following receipt of the Offer. Acceptance shall be made by means of a written notice, specifying the number of Offered Shares in respect of which the Offer is being accepted.

          12.7 Should the Offeree not accept the whole of the Offer as provided above, then the Offeror shall be entitled to sell all (but not a part only) of the Offered Shares to the Third Party on the terms and conditions set out in the Third Party Offer or, where no

                  Third Party Offer had been make, to any bona fide third party, but at a price which shall not be less than that, and on terms and conditions which are not, taken as a whole, more favourable to the third party purchaser than those at which the Offeree was entitled to purchase the Offered Shares in terms of clause 12.5, provided that the Offeror shall, before selling the Offered Shares to such bona fide third party, in writing advise the Offeree of the identity of such third party and the terms and conditions on which such third party is prepared to purchase the Offered Shares, in which case the Offeree shall be entitled, for a period of 30 (thirty) days after receipt of the written advice as aforesaid, to purchase the Offered Shares on the terms and conditions at which such third party is prepared to do so.

          12.8 Should the Offeror not complete the sale of the Offered Shares within 120 (one hundred and twenty) days (or such longer period as may be required by law to obtain all required approvals of Governmental bodies) after non-acceptance of the Offer by the Offeree, then the Offeror's right to effect the sale to the third party shall terminate and the process set out in clause 12.5 shall commence anew with respect to any such Shares.

          12.9 Following acceptance of the Offer in full by the Offeree as set out in clause 12.6 or clause 12.7, the Offeror shall be obliged to sell, and the Offeree shall be obliged to purchase, the Offered Shares at 10h00 on the date falling 10 (ten) business days after the date of acceptance, at the registered office of the Company (or such other time, date and place as may be agreed by the Offeror and the Offeree) upon the terms and conditions as set out in such Offer or on the terms and conditions which the bona fide third party was prepared to do so, as the case may be, and as set out immediately below. Pending completion of such purchase and sale, the Offeror shall remain liable for all its obligations to the Company including, without limitation, any obligation to make capital or loan contributions to the Company.

          12.10 At the completion of the sale and purchase of the Offered Shares to the Offeree-

                  12.10.1 the Offeree shall use best endeavours to procure the immediate release of all guarantees, indemnities and similar covenants, if any, given by the Offeror in favour or for the benefit of the Company (and pending such release shall indemnify and keep the Offeror fully and effectively indemnified from and against all claims arising under such guarantees, indemnities and similar covenants);

                  12.10.2 against delivery in accordance with clause 12.10.3, the Offeree shall pay the purchase price to the Offeror;

                  12.10.3 concurrently with payment of the purchase price in accordance with clause 12.10.2 the Offeror, Offeree and the Company shall execute a notorial deed of Transfer of the Offered Shares in favour of the Offeree.

          12.11 Unless the transferee is an existing Shareholder, any Transfer of Shares (and any registration thereof), other than pursuant to clause 12.4, shall be subject to the condition precedent that:

                  12.11.1 the transferee enters into an agreement in writing with the Company and the other Shareholder in a form reasonably acceptable to such other Shareholder, whereby the transferee agrees to be bound by all of the provisions of this Agreement (mutatis mutandis and insofar as they are applicable) as those by which the transferor is bound under this Agreement as a Shareholder, as if it were an original Shareholder and, where the context so permits, as if each reference therein to the transferor were always a reference to the transferee in place thereof); and

                  12.11.2 the transferee notifies the Company and the Shareholders of its address for service of all notices and communications to be given or made under this Agreement.

          TRANSFERS

          12.12 Each Shareholder undertakes to exercise all shareholder rights to procure that any Transfer of Shares made in accordance with this Agreement can be effected and that in such an event the Shareholders shall adopt a resolution to enable such a Transfer to take effect and in such resolution the Shareholders shall waive any rights which they may have under the Statutes in relation to such Transfer.

13        GOVERNING LAW AND ARBITRATION

          13.1 This Agreement shall be governed by and construed in all respects in accordance with the laws of the Netherlands

          13.2 If any dispute (other than a Deadlock, which shall be dealt with as set out in clause 11) arises between the parties in connection with -

                  13.2.1 the formation or existence of, the implementation of or the interpretation or application of, the provisions of the parties' respective rights and obligations in terms of or arising out of this Agreement or its breach or termination; or

                  13.2.2 the validity, enforceability, rectification, termination or cancellation, whether in whole or in part, of any documents furnished by any of the parties pursuant to the provisions of this Agreement; or

                  13.2.3 which relates in any way to any matter affecting the interests of the parties in terms of this Agreement.

                  and the parties are unable to resolve their dispute then any party shall be entitled to refer the dispute in the first instance, to the respective chief executive officers of Canal+ and MIH for resolution.

          13.3 If the matter in dispute shall not have been resolved within 30 (thirty) days of it having been so referred under clause 13.2, either Shareholder may refer the matter in dispute for determination by final arbitration in Geneva in accordance with the Rules of the International Chamber of Commerce ("ICC") (which Rules are deemed to be incorporated by reference into this clause) by three arbitrators, one of whom shall be appointed by Canal+ and one of whom shall be appointed by MIH. The third arbitrator, who shall be the chairman of the tribunal, shall be appointed by agreement between the first two appointees within 30 (thirty) days after the date on which the second arbitrator is appointed, failing which, such arbitrator shall be appointed by the relevant appointing authority under the Rules of the ICC. The arbitrators shall establish the procedural rules applicable to the proceedings and shall conduct the arbitration proceedings in accordance with Dutch law. The arbitration shall be conducted in the English language. Any award of such arbitration shall be finally binding upon the parties and this Agreement places no restriction on the jurisdiction in which such award shall be enforced.

          13.4 This clause shall not preclude any party from obtaining interim relief on an urgent basis from a court of competent jurisdiction pending any decision of the arbitrators.

          13.5    The provisions of this clause -

                  13.5.1 constitute an irrevocable consent by the parties to any proceedings in terms hereof and no party shall be entitled to withdraw therefrom or claim at any such proceedings that it is not bound by such provisions.

                  13.5.2 are severable from the rest of this Agreement and shall remain in effect despite the termination of or invalidity for any reason of this Agreement.

14        BUSINESS ACTIVITIES ONLY THROUGH THE COMPANY

          14.1 Subject to anything to the contrary envisaged in the Technology Agreements, MIH undertakes that for so long as Myriad and/or any of MIH's Controlled Affiliates is a

                  Shareholder, all the interests and activities of MIH and its direct and indirect subsidiaries in the field of access control technology, whether analogue or digital, shall be conducted exclusively through the Company. For the purposes hereof "access control technology" means technology which is utilised for the secure transmission and controlled access of video, audio, data and/or interactive Pay-TV services which are accessed through the mechanism of an integrated receiver decoder and/or another device performing the same function, incorporating analogue or digital technology or any component thereof.

          14.2 Subject to the interests and activities of Canal+ internally and in SECA (for digital) and in NAGRA + (for analogue), the provisions set out in clause 14.1 shall apply, mutatis mutandis, to Canal+ and its direct and indirect subsidiaries for as long as FilmNet and/or any of Canal+'s Controlled Affiliates is a Shareholder.

          14.3 Canal+ and MIH shall, not later than the third anniversary of the Closing Date, assess in good faith whether the exclusivity provisions set out in clause 14.1 may, as they apply to MIH and its direct and indirect subsidiaries, be alleviated, in view of the evolution and future prospects of the SECA and Irdeto technologies respectively.

15        DURATION AND TERMINATION

          15.1 This Agreement shall automatically terminate upon the termination of the Contribution and Subscription Agreement in accordance with Section 10.3(a) thereof.

          15.2 Except as otherwise provided herein, this Agreement shall continue in full force and effect without time limit until the Shareholders agree in writing to terminate this Agreement provided, however, that this Agreement shall cease to have effect as regards any Shareholder who ceases to hold any shares save for any provisions hereof which are expressed to continue in force thereafter.

16       CONFIDENTIALITY

         Save as required by law or the requirements of any stock exchange or other regulatory body, each of the parties hereby undertakes to the others that -

16.1 it will not at any time hereafter divulge or communicate to any person (except to its Controlled Affiliates and to such of its or their employees, directors, officers or advisers whose province is to know the same) at any time hereafter (save with the written prior consent of the other parties) any confidential information or secret information concerning the business, financial or contractual arrangements or other dealings or affairs of the Company, the disclosure of which may either be detrimental to Canal+ and/or its Controlled Affiliates or to MIH and/or its Controlled Affiliates or may be advantageous to a competitor of the Company, save to the extent to which such information is or shall come within the public domain (other than by unauthorized disclosure by that party or any of its Controlled Affiliates or any of its or their respective employees, directors, officers or advisers) or is rightfully received by the recipient from a third party legally entitled to disclose such information, without breach by the recipient of this Agreement; and

16.2     it shall procure that -

         16.2.1 each of its Controlled Affiliates and any of its or their employees, directors, officers or advisers to whom any such information has been divulged or communicated; and

         16.2.2 each Director appointed to the board of the Company on its nomination,

         keep such information strictly confidential and do not divulge or communicate the same to any other person (except as provided in clause 16.1).

17       WAIVERS

         17.1 No delay in exercising or failure to exercise any right or remedy under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right or remedy preclude either the further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided by this Agreement are cumulative and do not exclude any rights, powers or remedies provided by law.

         17.2 In the event that any party shall expressly waive any breach, default or omission hereunder, no such waiver shall apply to, or operate as, a waiver of similar breaches, defaults or omissions or be deemed to be a waiver of any other breach, default or omission hereunder.

18       ASSIGNMENT

         No party hereto shall be entitled to transfer this Agreement or any of the rights and obligations hereunder except to a transferee of Shares in accordance with this Agreement.

19       GUARANTEE

         19.1 Canal+ undertakes to MIH to procure the performance by FilmNet (and any Permitted Transferee of FilmNet) of its obligations pursuant to this Agreement and indemnifies MIH from and against a breach by FilmNet or such Permitted Transferee of any of its obligations under this Agreement.

         19.2 Holdings undertakes to Canal+ to procure the performance by Myriad (and any Permitted Transferee of Myriad), the incorporators of Myriad to the extent that such incorporators are bound by this Agreement and MIH of their respective obligations pursuant to this Agreement and indemnifies Canal+ from and against a breach by Myriad (and any Permitted Transferee of Myriad) of any of its obligations under this Agreement.

20       ENTIRE AGREEMENT

         20.1 This Agreement (and the side letter dated 4 April 1997 between Richemont SA, Holdings, MIH, Network Investments SA, PayCo Funding SA, FilmNet, Myriad and Irdeto) constitute(s) the entire agreement between the parties and supersede all prior agreements between the parties concerning the subject matter hereof. No amendment, change or additions hereto shall be effective or binding on any party unless reduced to writing and executed by both the Shareholders.

         20.2 Each of the parties acknowledges that in entering into this Agreement it is not relying on any representation or other statement which is not set out in this Agreement or the other documents referred to herein.

21       NOTICES

         21.1 Notices and communications under this Agreement shall be given in writing and may be delivered to the relevant party or sent by registered air mail or facsimile to the address of that party or that party's facsimile number specified in 21.2.

         21.2     Notices and communications shall be addressed as follows:

                  if to Canal+      -    88/89 Quai Andre Citroen, Paris, France
                                         Attention: Mr. Marc Andre Feffer
                                         Vice President:- Delegue General
                                         Fax No: 33 1 40 60 70 50

                  if to FilmNet     -    Neptunusstraat 41, NL 2132 JA Hoofddorp
                                         The Netherlands
                                         Attention: Mr. Marc Andre Feffer
                                         Fax No: 33 1 40 60 70 50
                  if to Myriad   -    Neptunustraat 41, 2132 JA Hoofddorp
                                      The Netherlands
                                      Attention: Mr. Steve Pacak
                                      Fax No: +27 11 88 65 785

                  if to Holdings -    75 Republic Road, Randburg, South Africa
                                      Attention: Mr. Steve Pacak
                                      Fax No: +27 11 88 65 785

                  if to MIH      -    3rd Floor, Abbot Building, Main Street
                                      Road Town, Tortola, British Virgin Islands
                                      Attention: Mr. Steve Pacak
                                      Fax No: +27 11 88 65 785

                  if to Irdeto   -    Jupiterstraat 42, 2132 HD Hoofddorp
                                      The Netherlands
                                      Attention: Mr. Marc Andre Feffer
                                      Vice President - Delegue General
                                      Fax No: 33 1 40 60 70 50

                  or such other address of a party, person and/or fax number as that party shall have notified in writing to all other parties.

         21.3 Notices and communications shall be given and made in the English language.

22       ANNOUNCEMENTS

         No announcement concerning this Agreement shall be made by any party without prior written approval of the others, such approval not to be unreasonably withheld.

23       RELATIONSHIP OF THE SHAREHOLDERS

         It is expressly agreed that the relationship of the Shareholders shall be that of joint venturers and not that of partners. Accordingly, the Business shall be conducted as the business of the Company and no Shareholder shall represent to any person that such Shareholder is authorized to act on behalf of any of the other Shareholder or that any partnership, agency, employment or joint liability exists between the Shareholders in respect of any person who is not a party to this Agreement.

24       CONFLICT WITH OTHER DOCUMENTS

         In the event of any conflict between the provisions of this Agreement and the provisions of the Statutes then, subject to the provisions of Dutch law, the provisions of this Agreement shall prevail as between the Shareholders and the Shareholders shall exercise all voting and other rights and powers legally available to them (whether as Shareholders or otherwise) to give effect to the provisions of this Agreement. If there is an irreconcilable conflict between a provision of this Agreement and a mandatory provision of Dutch law, the parties shall use best efforts to agree on an alternative mechanism or provision which is as close as reasonably possible to the provisions of this Agreement and the conflicting provision contained in this Agreement shall be invalid (but only to the extent necessary), provided that such invalidity shall not affect the other provisions of this Agreement.

25       NEW STATUTES

         25.1     Each of the parties shall use its best endeavors to procure -

                  25.1.1 that the proposed New Statutes of the Company and referred to in clause 5.1.3.2 (the "Proposed New Statutes") are approved in their entirety and a Declaration of No Objection in respect thereof be issued by the applicable authorities in the Netherlands as soon as possible after the Closing Date; and

                  25.1.2 that the Proposed New Statutes are notarially executed as the Company's new

                           Statutes not later than 10 (ten) days after the issue of the Declaration of No Objection referred to in clause 25.1.1.

         25.2 Until such time as the steps set out in clause 25.1 have been duly completed, each party undertakes to the other parties to exercise all voting rights and other powers of control available to it in relation to the Company and to the Board so as to ensure that the business and affairs of Irdeto as well as the relationship of the Shareholders with each other and with the Company are conducted in the manner contemplated by the Proposed New Statutes as if all the aforesaid steps had been completed.

26       COUNTERPARTS

         This Agreement may be executed in any number of counterparts and by the parties on separate counterparts, each of which shall constitute an original, but all the counterparts shall together constitute but one and the same instrument.

27       STANDSTILL

         During the period from the Closing Date until the completion in terms of clause 5.1 of the transactions envisaged in this Agreement, neither Canal+ nor FilmNet shall take any action or permit any action to be taken by or in relation to the Company which would in any way conflict or be inconsistent with the provisions of this Agreement and of the Statutes.

SIGNED BY

/s/ MARC ANDRE FEFFER
--------------------------------------
for and on behalf of
CANAL+ SA



SIGNED BY

/s/ MFE DEWAARD-PRELLER
--------------------------------------
MFE DEWAARD-PRELLER (proxy holder)
for and on behalf of
FILMNET INVESTMENTS BV

SIGNED BY


/s/ STEPHEN PACAK
--------------------
S. PACAK
for and on behalf of
MYRIAD HOLDINGS
NETHERLANDS BV



SIGNED BY

/s/ STEPHEN PACAK
--------------------
S. PACAK
for and on behalf of
MIH HOLDINGS LIMITED



SIGNED BY

/s/ STEPHEN PACAK
--------------------
S. PACAK
for and on behalf of
MIH LIMITED



SIGNED BY

/s/ G.A. KILL
--------------------
GRAHAM KILL
for and on behalf of
IRDETO BV

SCHEDULE 1:  FUNDAMENTAL BUSINESS DECISIONS

1 Adoption of annual budgets or approval of any 10% variance per annum in the aggregate (based on operating costs).

2 Approval of the initial three-year business plan and material amendments thereto.

3 Approval of the entering into or termination of any partnership, joint venture or consortium with any other legal entity, the creation of any subsidiary, or the acquisition or sale of any equity interest in any other entity.

4 Approval of stock insurances, stock splits, creation of new classes of securities, grants or agreements to grant options over stock or rights to subscribe for stock, reorganization any change to or rearrangement of the capital structure of or rights attached to the capital of Irdeto.

5 Approval of any proposed new shareholder of Irdeto (other than a Controlled Affiliate of a Party).

6        Appointment of exclusive marketing agents for the Irdeto technology.

7 Authorization of the lending or borrowing of funds or the making of guarantees of amounts in excess of an aggregate of US$ five (5) million in any year.

8 Approval of any development project not provided for in the annual budget in excess of US$ five (5) million individually and in excess of US$ five (5) million per annum in the aggregate.

9 Authorisation of the release of Irdeto's proprietary source code to any person (including shareholders except for the purpose of SECA/Irdeto integration).

10 Approval of any material change in the nature of Irdeto's business. For the purpose of this clause, it is agreed that Irdeto's current business is the creation and/or acquisition of technology relating to pay TV conditional access systems, business systems for subscriber management and studio operations, and operating systems/applications; the commercialisation, marketing and distribution (by installing, servicing and supporting) of that technology through licensing (hard and software); and consultancy, including systems integration. Such technology is licensed to companies worldwide, both inside and outside Irdeto's parent company group.

11 Settlement of any litigation involving amounts in excess of US$ 10 million.

12 Appointment or dismissal of the statutory or external auditors or change or adoption of any material accounting principle or practice to be applied.

13 Approval of the merger or amalgamation of Irdeto with any other company or legal entity.

14       Approval of the liquidation or dissolution of Irdeto.

15 Approval of the filing for bankruptcy of any decision not to take action to prevent a filing for bankruptcy or to process an involuntary filing for bankruptcy or other windings up of Irdeto, except as otherwise required by applicable law.

16       Amendment of the Statutes, except as envisaged in this Agreement.

17 Approval and entry into, on or prior to 30 June 1997, of the definitive agreements on the basis of the agreement dated 16 December 1996 between Canal+, Irdeto, MIH, Paltech Limited, MultiChoice Africa (Pty) Ltd and Holdings

SCHEDULE 2:  DRAFT NEW STATUTES OF IRDETO

                             UNOFFICIAL TRANSLATION

On this day, the (____)th day of nineteen hundred and ninety-seven, appears before me, (___) NOTARIS (civil law notary), practicing in (___).
(Mr./Ms. ___)

the person appearing declares that on the (___)th day of (___), nineteen hundred and ninety-seven, the general meeting of shareholders of Irdeto B.V., a private company with limited liability, having its corporate seat in Hoofddorp and its registered office at 2132 HD Hoofddorp, Jupiterstraat 42, has resolved to amend the articles of association of the company and to authorize the person appearing to execute this deed. Pursuant to those resolutions, the person appearing declares that (he/she) amends the company's articles of association such that in full they will read as follows:

                             ARTICLES OF ASSOCIATION:

                             NAME. CORPORATE SEAT.

                                   ARTICLE 1.

The name of the company is: Irdeto B.V.

It has its corporate seat in Hoofddorp.

                                    OBJECTS.

                                   ARTICLE 2.

The objects of the company are:

a.       to create and acquire technology relating to pay-television; and

b. to commercialize, market and distribute, in any manner, technology and intellectual property rights, including, without limitation, patents, trade marks and licenses relating to pay television; and

c. to participate in, to take an interest in any other manner in, and to manage, other business enterprises of whatever nature, and

d. to borrow funds and to provide security for such funds, to finance third parties and to provide security for or guarantee the obligations of third parties, including without limitation, entities which are controlled by, or under common control with, or control, the company; and

to conduct all activities which are incidental to or which may be conducive to any of the foregoing in the broadest sense.

                           SHARE CAPITAL AND SHARES.

                                   ARTICLE 3

3.1 The authorized share capital of the company amounts to two hundred thousand Dutch guilders (NLG 200,000). It is divided into two hundred thousand (200,000) shares of one Dutch guilder (NLG 1) each.

3.2 The shares shall be in registered form and shall consecutively be numbered from 1 onwards.

3.3      No share certificates shall be issued.

3.4 In respect of the subscription for or acquisition of shares in its share capital or depository receipts for shares by other persons, the company may neither grant security rights, give a guarantee with respect to the price of the shares, grant guarantees in any other manner, nor bind itself either jointly or severally in addition to or for other persons.

         The company may make loans in respect of a subscription for or an acquisition of shares in its share capital or depository receipts for shares up to an amount not exceeding the amount of its distributable reserves. A resolution by the managing board to make a loan as referred to in the preceding sentence shall be subject to the approval of the general meeting of shareholders, hereinafter also to be referred to as: the general meeting. The company may make the loans referred to above only if it has offered to extend such a loan to each shareholder such that if every shareholder accepts the offer, the loan amount lent to a shareholder stands to the total amount lent on the occasion, as the number of shares held by that shareholder stands to the total number of shares then outstanding. The company shall maintain a non-distributable reserve for an amount equal to the outstanding amount of the loans referred to in this paragraph.

3.5 If the aggregate amount of the issued share capital and the reserves required to be maintained by law is less than the minimum share capital as then required by law, the company must maintain a reserve up to an amount equal to the difference.

                              ISSUANCE OF SHARES.

                                   ARTICLE 4.

4.1 Shares shall be issued pursuant to a resolution of the general meeting; the general meeting shall determine the price and further terms and conditions of the issuance. A resolution to issue shares, as well as a resolution determining the price and further terms and conditions of this issuance, requires the prior approval from the meeting of shareholders.

4.2 The previous paragraph shall equally apply to a grant of rights to subscribe for shares, but shall not apply to an issuance of shares to a person who exercises a previously acquired right to subscribe for shares.

4.3      Shares shall never be issued at a price below par.

4.4 Shares shall be issued by notarial deed, in accordance with the provisions set out in section 2:196 of the Civil Code.

4.5 The company is not authorized to co-operate with the issuance of depository receipts of its shares.

4.6 Holders of a usufruct on shares may not be granted the right to vote on those shares.

         A right of pledge may not be established on shares.

4.7 Only persons who have agreed to be bound by the terms of the April 4, 1997 Investment and Shareholders' Agreement relating to Irdeto B.V. can be shareholders of the company.

                              PAYMENT FOR SHARES.

                                   ARTICLE 5.

5.1      Shares shall only be issued against payment in full.

5.2 Payment must be made in cash, unless the general meeting of shareholders has resolved otherwise.

                               PREEMPTIVE RIGHTS.

                                   ARTICLE 6.

6.1 Upon the issuance of shares, each holder of shares shall have a preemptive right in proportion to the aggregate amount of its shares, subject to the provisions of paragraph
         2. Should a shareholder who is entitled to a preemptive right not or not fully exercise such right, the remaining holders of shares shall be similarly entitled to preemptive rights in respect of those shares which have not been claimed. If the latter collectively do not or do not fully exercise their preemptive rights either, then the general meeting shall be free to decide to whom the shares which have not been claimed shall be issued, and such issuance may be made at a higher price.

6.2 Preemptive rights may be limited or excluded by resolution of the general meeting, each time for a single issuance of shares only.

6.3      Preemptive rights may not be separately disposed of.

6.4 If preemptive rights exist in respect of an issuance of shares, the general meeting shall determine, with due observance of the provisions set out in this article and simultaneously with the resolution to issue shares, the manner in which and the period within which such preemptive rights may be exercised. Such period shall be at least four weeks from the date that the notification referred to in paragraph 5 hereof is sent.

6.5      The company shall notify all shareholders, including those who do not
         (yet) have a preemptive right with respect to this issuance, of an issuance of shares in respect of which preemptive rights exist and of the period of time within which such rights may be exercised.

6.6 The provisions of this article shall equally apply to a grant of rights to subscribe for shares, but shall not apply to an issuance of shares to a person who exercises a previously acquired right to subscribe for shares.

                             REPURCHASE OF SHARES.

                                   ARTICLE 7.

7.1 Subject to authorization by the general meeting, the managing board may cause the company to acquire fully paid up shares in its own share capital for consideration, provided:

         a. the company's equity minus the acquisition price is not less than the aggregate amount of the issued share capital and the reserves which must be maintained pursuant to the law; and

         b. the aggregate par value of the shares in its share capital to be acquired and already held by the company and its subsidiary companies does not exceed half of the issued share capital.

         The validity of the acquisition shall be determined on the basis of the company's equity as shown by the most recently adopted balance sheet, minus the acquisition price for shares in the company's share capital and any distribution of profits or reserves to other persons which have become due by the company and its subsidiary companies after the balance sheet date. No acquisition pursuant to this paragraph shall be allowed if a period of six months following the end of a financial year has expired without the annual accounts for such year having been adopted.

7.2 Article 4 and 6 shall equally apply to the disposal of shares acquired by the company in its own share capital, with the exception that such disposal may be made at a price below par. A resolution to dispose of such shares shall be deemed to include the approval as referred to in Section 2:196, subsection 3 of the Civil Code.

7.3 If depository receipts for shares in the company have been issued, such depository receipts for shares shall be put on par with shares for the purpose of the provisions of paragraph 1.

7.4 In the general meeting no votes may be cast in respect of a share held by the company or a subsidiary company; no votes may be cast in respect of a share, the depository receipt for which is held by the company or a subsidiary company. When determining to what extent the shareholders cast votes, are present or represented or to what extent the share capital is provided or represented, shares, the holders of which are not entitled to voting rights pursuant to the preceding provisions, shall not be taken into account.

7.5 Shares which the company holds in its own share capital shall not be counted when determining the division of the amount to be distributed on shares.

                          REDUCTION OF SHARE CAPITAL.

                                   ARTICLE 8.

8.1 The general meeting may, provided it does so unanimously and in a meeting in which the entire issued share capital is represented, resolve to reduce the issued share capital by cancelling shares or by reducing the par value of shares by an amendment to the articles of association, provided that the amount of the issued share capital does not fall below the minimum share capital as required by law in effect at the time of the resolution.

8.2 Cancellation of shares may apply to shares which are held by the company itself or to shares for which the company holds depository receipts. Partial repayment on shares shall be made on all shares.

8.3 Reduction of the par value of shares without repayment or partial repayment on shares shall be effected pro rata to all shares. The pro rata requirement may be waived by agreement of all shareholders concerned.

8.4 The notice of a general meeting at which a resolution referred to in this article is to be adopted shall include the purpose of the reduction of the share capital and the manner in which such reduction shall be effectuated. The resolution to reduce the share capital shall specify the shares to which the resolution applies and shall describe how such a resolution shall be implemented. The company shall file a resolution to reduce the issued share capital with the trade register of the Chamber of Commerce and Industry in the district in which the company has its corporate seat and shall publish such filing in a national daily newspaper.

                             SHAREHOLDERS REGISTER.

                                   ARTICLE 9.

9.1 the managing board shall maintain a register in which the names and addresses of all shareholders shall be recorded, stating the date on which they acquired the shares, the number of shares held by each of them, the date of acknowledgment or service, as well as the amount paid up on each share and any other information that must be recorded under the law.

9.2      The register shall be kept up to date.

9.3 Upon request, the managing board provides a shareholder and a holder of a right of usufruct, free of cost, with an extract from the register regarding their respective rights with respect to a share.

9.4 The managing board shall make the register available at the office of the company for inspection by the shareholders.

                                  ARTICLE 10.

Each person, information with respect to which must be registered in the shareholders register pursuant to article 2:194, subsection 1 of the Civil Code, must provide the information that the law requires to be registered, as well as its fax number, to the managing board.

                     NOTICES OF MEETINGS AND NOTIFICATIONS.

                                  ARTICLE 11.

11.1 Notices of meetings and notifications shall be given by registered letter or by bailiff's writ, in both case with a simultaneous copy by fax, provided that the omission to send a copy by fax shall not invalidate the notice or notification given. Notices of meetings and notifications to shareholders and holders of depository receipts shall be sent to the addresses and fax numbers most recently given to the managing board. Notifications by shareholders or by holders of depository receipts to the managing board or to the person as referred to in article 20, paragraph 4, shall be sent to the office of the company.

11.2 The date that notice for a meeting or another type of notification has been given, shall be deemed to be the date stamped on the receipt issued for a registered letter, or the date of service of the writ, as the case may be.

11.3 Notifications which, pursuant to the law or the articles of association, are to be addressed to the general meeting may be included in the notice of such meeting.

                              TRANSFER OF SHARES.

                                  ARTICLE 12.

         Any transfer of shares or of a right of usufruct on shares or the creation or release of a right of usufruct shall be effected by notarial deed in accordance with the provisions set out in section 2:196 of the Civil Code. Save in the event that the company is a party to the transaction, the rights attached to a share may only be exercised after:

         a.       the company has acknowledged the transaction;

         b.       the deed has been served upon the company; or

         c. the company has acknowledged the transaction on its own initiative by recording the same in the shareholders register.

all in accordance with the provisions set out in sections 2:196a and 2:196b of the Civil Code.

                             TRANSFER RESTRICTIONS.

                                  ARTICLE 13.

Shares may not be transferred freely in accordance with article 2:195 paragraph 1 of the Civil Code. Without prejudice to the provisions of article 19, any transfer of shares in the company may only take place with due observance of this article 13 through 19.

                                  ARTICLE 14.

A shareholder who wishes to transfer one or more shares, hereinafter also to be referred to as: the offeror, shall first offer such shares to the other shareholders. The company itself may only be a prospective purchaser pursuant to this article with the consent of the offeror.

                                  ARTICLE 15.

In its notification to the other shareholders, the offeror shall state the number of shares it wishes to transfer and other particulars relating to the shares, the name and address of the person to whom it proposes to transfer the shares and the price for which this person would like to purchase the shares. The offeror shall attach written evidence of the offer made by this person to its notification.

                                  ARTICLE 16.

Within thirty days after notice has been given to the other shareholders, the latter shall notify the offeror whether they wish to purchase the shares on offer. The offeror and the prospective purchasers shall agree on a price for the shares. Failing agreement to set a price for the shares within fourteen days, they shall agree on the designation of an independent expert to determine the value of the shares.

                                  ARTICLE 17.

17.1 Should the offeror and the prospective purchasers fail to reach agreement on the designation of an independent expert, such designation shall be made by the President of the Chamber of Commerce and Industry, within the district in which the company has its corporate seat at the request of the party who is first to take action, provided that if none of the parties has taken such action within fourteen days after the above fourteen day period, the entire right of first refusal procedure shall be deemed terminated and the shareholder shall be prohibited from transferring its shares.

17.2 The managing board shall provide the designated independent expert - hereinafter referred to as: the expert - with any information the expert requests. The cost of determining the price of the shares on offer shall be borne by the shareholder.

17.3 The expert shall notify the shareholder and the other shareholders as soon as possible of the price of the shares on offer.

                                  ARTICLE 18.

18.1 Until one month has lapsed after the independent expert has determined the price of the shares, the shareholder shall remain entitled at any time to withdraw its offer in its entirety by notification to the other shareholders; in that case it shall not be entitled to transfer the shares on offer.

18.2 If there are no prospective purchasers within one month after the experts have notified the shareholders and the prospective purchasers pursuant to article 17.2 above the shareholder may transfer the offered shares, but only those shares and only to the person mentioned by it in its initial notification and only for the price offered by this person, during the three months following the initial thirty day period referred to in article 16.

18.3 If there are prospective purchasers for all offered shares and the shareholder has not withdrawn its offer, a purchase agreements shall be deemed to have been entered into in respect of the shares concerned between each prospective purchaser and the shareholder, and the shareholder shall be required to transfer the shares and the prospective purchasers shall be required to simultaneously pay the price of the shares to the shareholder in cash, all as soon as reasonably possible.

18.4 If the shareholder, the prospective purchaser being ready and willing to pay the price of the shares, fails to transfer shares to a prospective purchaser, the company shall have irrevocable authority to effect the transfer. The company shall effect this transfer within ten days after the prospective purchaser has made a request to the company to that effect.

                                  ARTICLE 19.

Article 13 up to and including 18 do not apply:

         a. if a shareholder is required to transfer its shares to a former shareholder by operation of law; or

         b. for a period of three months after all shareholders, other than the shareholder who wishes to transfer shares, have declared by private instrument or notarial deed that the procedure prescribed by these articles does not need to be followed.

                                  MANAGEMENT.

                                  ARTICLE 20.

20.1 The company shall be managed by a managing board, which is made up of four persons. A legal entity may be appointed as a managing director. One of the managing directors for whose appointment Canal+ S.A. made a nomination shall be given the title of chairman.

20.2 Managing directors shall be appointed by the general meeting. For as long as:

         a. their subsidiaries, which term for the purposes of these articles of association is defined as any entity which controls or is controlled by or under common control with another entity (control meaning the holding of more than eight (80) percent of the capital and voting rights hold shares in the company; OR

         B. SUBSIDIARIES OF NETHOLD B.V. OR M.I.H. LIMITED HOLD SHARES IN THE COMPANY, BUT ONLY OF CANAL+ S.A., RESPECTIVELY, M.I.H. HOLDINGS LIMITED, OWN DIRECTLY OR INDIRECTLY A MAJORITY OF THE ISSUED SHARES OF NETHOLD B.V. RESPECTIVELY M.I.H. LIMIITED, OR POSSESS, DIRECTLY OR INDIRECTLY, THE POWER TO DIRECT OR CAUSE THE DIRECTION OF THE MANAGEMENT AND POLICIES OF NETHOLD B.V. RESPECTIVELY M.I.H. LIMITED, WHETHER THROUGH THE OWNERSHIP OF VOTING SECURITIES, BY AGREEMENT OR OTHERWISE.

         Canal+ S.A. and M.I.H. Holdings Limited shall be entitled to nominate persons for the position of managing director (such managing director where applicable to be given the title: Canal+ managing director, respectively: M.I.H. managing director) as follows:

         a. a nomination may be made for one position as long as the relevant subsidiaries hold up to and including twenty-five
                  (25) percent of the issued share capital of the company in the aggregate;

         b. a nomination may be made for two positions as long as the relevant subsidiaries hold more than twenty five (25) percent but less than seventy five (75) percent of the issued share capital of the company in the aggregate; and

         c. a nomination may be made for three positions as long as the relevant subsidiaries hold seventy-five (75) percent or more of the issued share capital of the company in the aggregate;

         provided that at each occasion, Canal+ S.A. and/or M.I.H. Holdings Limited have the right of nomination for the number of positions as indicated above, minus the number of positions on the board that are at that moment already occupied by managing directors for which they were entitled to make a nomination. The management board shall invite Canal+ S.A., respectively M.I.H. Holdings Limited to prepare a nomination within sixty (60) days, such that for each appointment a choice can be made between at least two persons. The general meeting can, nevertheless, remove the binding character of the nomination with a resolution adopted by a two thirds majority of votes cast, in a meeting in which more than half the issued capital is represented.

         Has a nomination not been made, or not within the prescribed time period, then this will be mentioned in the notification for the general meeting in which the new managing directors are to be appointed.

         Has a nomination not been made, or not within the prescribed time period, then the general meeting will be free to appoint the person of its choice.

20.3 The general meeting may at any time suspend and dismiss managing directors by a vote of shareholders representing at least 90% of the outstanding share capital of the company. The general meeting shall within three months after the suspension has taken effect resolve either to dismiss such managing director, or to terminate or continue the suspension, failing which the suspension shall lapse.

20.4 A managing director who has been suspended shall be given the opportunity to account for his actions at the general meeting and to be assisted by an adviser.

20.5 In the event that one or more managing directors is prevented from acting, the remaining managing directors or the only remaining managing director shall temporarily be in charge of the management. In the event that all managing directors are prevented from acting, the person designated or to be designated for that purpose by the general meeting shall temporarily be in charge of the management.

                                  ARTICLE 21.

The general meeting shall determine the terms and conditions of employment of the managing directors, provided the terms and conditions shall at all times be equal for all managing directors.

                                  ARTICLE 22.

22.1 With due observance of these articles of association and any instructions laid down in writing by the general meeting, the managing board may adopt rules governing its internal proceedings. Furthermore, the managing directors may divide their duties among themselves, whether or not by rule.

22.2 The managing board shall hold its meetings in Hoofddorp or any other place as the managing board shall determine.

          The managing board shall meet whenever a managing director so requires, provided it meets at least once every 3 (three) calendar months. The managing board can validly adopt resolutions only if AT LEAST TWO MANAGING DIRECTORS THAT HOLD OFFICE ARE PRESENT, IN PERSON, BY TELEPHONE, BY VIDEO CONFERENCE OR OTHER MEANS, OR REPRESENTED BY ANOTHER MANAGING DIRECTOR. IN THE CASE OF RESOLUTIONS THAT REGARD FUNDAMENTAL BUSINESS DECISIONS, ONE MANAGING DIRECTOR FOR WHOSE APPOINTMENT CANAL+ S.A. MADE A NOMINATION, IF ANY, AND ONE MANAGING DIRECTOR FOR WHOSE APPOINTMENT M.I.H. HOLDINGS LIMITED MADE A NOMINATION, IF ANY, MUST ALSO BE SO PRESENT OR SO REPRESENTED. SHOULD THE QUORUM REFERRED TO IN THE TWO IMMEDIATELY PRECEDING SENTENCES NOT BE PRESENT WITHIN THIRTY (30) MINUTES AFTER THE TIME APPOINTED FOR THE COMMENCEMENT OF A MEETING, THAT MEETING SHALL BE ADJOURNED TO THE DAY AFTER THE FOLLOWING DAY, AT THE SAME TIME AND PLACE. WHERE A MEETING HAS BEEN SO ADJOURNED, THE CHAIRMAN OF THE MANAGEMENT BOARD SHALL USE HIS BEST EFFORTS TO INFORM, IN THE MOST REASONABLY EXPEDITIOUS MANNER, EACH OF THE MANAGING DIRECTORS WHO WERE NOT PRESENT AT THE MEETING THAT WAS ADJOURNED OF THE TIME, DATE AND PLACE TO WHICH THE MEETING HAS BEEN ADJOURNED. IF AT ANY ADJOURNED MEETING, A QUORUM IS NOT PRESENT WITHIN THIRTY (30) MINUTES AFTER THE TIME APPOINTED FOR THE COMMENCEMENT OF SUCH MEETING, THEN THE MANAGING DIRECTORS PRESENT, IN PERSON, BY TELEPHONE, BY VIDEO CONFERENCE OR OTHER MEANS, OR REPRESENTED BY ANOTHER MANAGING DIRECTOR, SHALL

         CONSTITUTE A QUORUM. The managing board shall adopt its resolutions by majority of votes cast. In a tie vote, the chairman of the managing board shall have the casting vote.

22.3 The managing board may also adopt resolutions without holding a meeting, provided such resolutions are adopted in writing, by cable, by telex, or by telefax and all managing directors have expressed themselves in favor of the proposal concerned.

22.4 Resolutions of the managing board regarding the following issues shall in addition to an affirmative majority vote, also require the approval of the managing directors for whose appointment Canal+ S.A. or M.I.H. Holdings Limited made a nomination, provided that such additional approval shall no longer be required if their direct and indirect subsidiaries no longer hold in the aggregate:


         A. at least FORTY-FIVE (45) percent of the issued share capital of the company; OR

         B. BETWEEN FORTY-FIVE (45) PERCENT AND FORTY-NINE (49) PERCENT OF THE ISSUED SHARE CAPITAL OF THE COMPANY, AND THEIR AGGREGATE INTEREST IN THE COMPANY IS NOT INCREASED TO AT LEAST FORTY-NINE (49) PERCENT OF THE ISSUED SHARE CAPITAL OF THE COMPANY BEFORE THE BEGINNING OF NEXT FISCAL YEAR:

         a. adoption of annual budgets, or approval of any ten (10) percent variance per annum in the aggregate (based on operating costs);

         b. approval of FIRST three-year business plan and material amendments thereto;

         c. approval of the entering into or termination of any partnership, joint venture or consortium with any other legal entity, the creation of any subsidiary, or the acquisition or sale of any equity interest in any other entity;

         d. approval of stock issuances, stock splits, creation of new classes of securities, grants or agreements to grant options over stock or rights to subscribe for stock, reorganization and any other change in the capital structure of the company;

         e. appointment of exclusive marketing agents for the company's technology;

         f. authorisation of the lending or borrowing of funds or the making of guarantees of amounts in excess of an aggregate of US$ five (5) million per annum in any year;

         g. approval of any development project not provided For in the annual budget in excess of US$ five (5) million individually and in excess of US$ five (5) million per annum in the aggregate;

         h. authorization of the release of the company's proprietary source code to any person (including shareholders, except for the purpose of SECA/Irdeto integration);

         i. approval of any material change in the nature of the company's business, as described in article 2, sub-paragraphs a. and b.;

         j. the entering into any agreements to settle litigation involving amounts in excess of US$ ten (10) million;

         k. change or adoption of any material accounting principle or practice to be applied; and

         l. approval of the filing for bankruptcy, or any decision not to take action to prevent a filing for bankruptcy, or to protest an involuntary filing for bankruptcy, or other procedure for winding up the company, except as otherwise required by applicable law.

                                REPRESENTATION.

                                  ARTICLE 23.

23.1 Three managing directors acting jointly shall have power to represent the company.

23.2 If a managing director, acting in his personal capacity, enters into an agreement with the company, or if he or she, acting in his or her personal capacity, conducts any litigation against the company, the company may be represented in that matter jointly by the other managing directors, unless the general meeting designates a person for that purpose or unless the law provides otherwise for such designation.

                            AUTHORIZED SIGNATORIES.

                                  ARTICLE 24.

The managing board may grant to one or more persons, whether or not employed by the company, the power to represent the company (PROCURATIE) or grant in a different manner the power to represent the company on a continuing basis. The managing board may also grant such titles as it may determine to persons, as referred to in the preceding sentence, as well as to other persons, but only if such persons are employed by the company.

The managing board shall in any event grant the power to represent the company on a continuing basis to two persons employed by the company, one of whom shall be the person in charge of day-to-day management of the company and who shall carry the title Chief Executive Officer, and another who shall be the person in charge of the day-to-day financial management of the company and who shall carry the title Chief Financial Officer. FOR THESE LATTER TWO APPOINTMENTS, THE MANAGEMENT BOARD MUST REQUEST CANAL+ S.A. TO MAKE A NOMINATION. THIS NOMINATION SHALL BE BINDING ON THE MANAGING BOARD, UNLESS IT IS OF THE OPINION THAT THE PERSON NOMINATED IS UNFIT FOR THE POSITION. IN THIS CASE, THE MANAGING BOARD SHALL NOTIFY CANAL+ S.A. EXPLAINING THE GROUNDS FOR ITS OPINION, AND REQUEST CANAL+ S.A. TO NOMINATE ANOTHER PERSON.

                               GENERAL MEETINGS.

                                  ARTICLE 25.

25.1 The annual general meeting shall be held within six months after the end of the financial year.

25.2 The agenda for this meeting shall in any event include the following terms:

         a. the consideration of the written annual report by the managing board concerning the company's affairs and the management as conducted;

         b. the adoption of the annual accounts and the allocation of profits.

         The items referred to above need not be included on the agenda if the period for preparing the annual accounts and for presenting the annual report has been extended, or if the agenda includes a proposal to such effect, the item referred to in a. need not be included on this agenda either if section 2:403 of the Civil Code applies to the company. Furthermore, all items which are put on the agenda with due observance of article 26, paragraph 3 shall be discussed at the annual general meeting.

25.3 A general meeting shall be convened whenever the managing board or two managing directors consider appropriate.

         In addition a general meeting shall be convened as soon as possible if one nor more persons, entitled to cast at least one-tenth of the total number of votes that may be cast, so request the managing board, stating the items to be discussed.

                                   ARTICLE 26

26.1 General meetings shall be held in the municipality where the company has its corporate seat, Amsterdam or I Haarlemmermeer (Schiphol).

         Resolutions adopted at a general meeting held elsewhere shall be valid only if the entire issued share capital is represented.

26.2 Shareholders shall be given notice of the general meeting by the managing board or any managing director.

         If in the event as referred to in the second sentence of article 25, paragraph 3, a managing director does not convene the meeting such that the meeting is held within four weeks of receipt of the request, any of the persons requesting the meeting shall be authorized to convene the same with due observance of that provided in these articles of association.

         The notice shall specify the items to be discussed.

26.3 Notice shall be given not later than on the fifteenth day prior to the date of the meeting.

         If the notice period was shorter or if no notice was sent, no valid resolutions may be adopted unless the resolution is adopted by unanimous vote at a meeting at which the entire issued share capital is represented.

         The provision of the preceding sentence shall equally apply to matters which have not be mentioned in the notice of meeting or in a supplementary notice sent with due observance of the notice period.

                                   ARTICLE 27

27.1 The general meeting shall appoint its chairman. The chairman shall designate the secretary.

27.2 Minutes shall be kept of the business transacted at the meeting unless a notarial record is prepared thereof. Minutes shall be adopted and in evidence of such adoption be signed by the chairman and the secretary of the meeting concerned, or alternatively be adopted by a subsequent meeting; in the latter case the minutes shall be signed by the chairman and the secretary of such subsequent meeting in evidence of their adoption.

27.3 The chairman of the meeting and furthermore each managing director may at any time give instructions that a notarial record be prepared at the expense of the company.

                                   ARTICLE 28

28.1     Each share confers the right to cast one vote at the general meeting.

         Blank votes and invalid votes shall be regarded as not having been cast.

28.2 WITHOUT PREJUDICE TO WHAT HAS BEEN PROVIDED IN ARTICLE 30, resolutions shall be adopted by an absolute majority of votes cast.

28.3 The chairman shall determine the manner of voting provided, however, that if any person present who is entitled to vote so requires, voting in respect of the appointment, suspension and dismissal of persons shall take place by means of sealed, unsigned ballots.

28.4 In a tie vote concerning the appointment of persons, no resolution shall have been adopted. In a tie vote concerning other matters, the proposal shall have been rejected, without prejudice to the provisions of article 31, paragraph 1.

28.5 Shareholders may be represented at a meeting by a proxy authorized in writing.

28.6 Managing directors are authorized to attend general meetings and as such they have an advisory opinion at the general meeting.

                                   ARTICLE 29

29.1 Shareholders who are entitled to vote may adopt any resolutions which they could adopt at a meeting, without holding a meeting, provided that the managing board has prior knowledge of such resolution.

         Such a resolution shall only be valid if all persons entitled to vote have cast their votes in writing, by cable, by telex or by telefax in favor of the proposal concerned.

         Those who have adopted a resolution without holding a meeting shall forthwith notify the managing board of the resolution so adopted.

29.2 A resolution as referred to in paragraph 1 shall be recorded in the minute book of the general meeting by a managing director; at the next general meeting the entry shall be read out loud by the chairman of that meeting. Moreover, the documents in evidence of the adoption of such a resolution shall be kept with the minute book of the general meeting and as soon as the resolution has been adopted, all persons who have adopted such resolution shall be notified thereof.

                                   ARTICLE 30

         The resolutions by the general meeting regarding the following issues shall, in addition to an affirmative majority vote, also require the approval of Canal+ S.A. and M.I.H. Holdings Limited, provided that this additional approval shall no longer be required from the aforementioned person whose subsidiaries no longer hold in the aggregate:

         A. at least FORTY-FIVE (45) percent of the issued share capital of the company; OR

         B. BETWEEN FORTY-FIVE (45) PERCENT AND FORTY-NINE (49) PERCENT OF THE ISSUED SHARE CAPITAL OF THE COMPANY, AND THEIR AGGREGATE INTEREST IN THE COMPANY IS NOT INCREASED TO AT LEAST FORTY-NINE (49) PERCENT OF THE ISSUED SHARE CAPITAL OF THE COMPANY BEFORE THE BEGINNING OF NEXT FISCAL YEAR:

         a. approval of stock insurances, stock splits, creation of new classes of securities, grants or agreements to grant options over stock or rights to subscribe for stock, reorganization and other changes in the capital structure of the company (including actions taken in accordance with Article 6.2);

         b. approval of the merger of the company with any other company (JURIDISCHE FUSIE);

         c.       amendment of these articles of association;

         d.       liquidation or dissolution of the company; and

         e.       the giving of an assignment to the auditor as referred to in article 31.

                        FINANCIAL YEAR. ANNUAL ACCOUNTS.

                                   ARTICLE 31

31.1     The financial year shall run from ^APRIL 1 TO MARCH 31.

31.2 Annually, within five months after the end of each financial year - subject to an extension of such period not exceeding six months by the general meeting on the basis of special circumstances - the managing board shall prepare annual accounts and shall make these available at the office of the company for inspection by the shareholders. The annual accounts shall be accompanied by the auditor's certificate, referred to in article 31, if the assignment referred to in that article has been given, by the annual report, unless section 2:403 of the Civil Code is applicable to the company, and by the additional information referred to in section 2:392, subsection 1 of the Civil Code, insofar as the provisions of that subsection apply to the company.

         The annual accounts shall be signed by all managing directors: if the signature of one or more of them is lacking, this shall be disclosed, stating the reasons thereof.

31.3 The company shall ensure that the annual accounts as prepared, the annual report and the additional information referred to in paragraph 2 shall be available at the office of the company as of the date of the notice of the general meeting at which they are to be discussed.

         The shareholders may inspect the above documents at the office of the company and obtain a copy thereof at no cost.

31.4 Adoption of the annual accounts by the general meeting shall constitute a discharge of the managing board for its management during the financial year concerned, unless a proviso is made by the general meeting and without prejudice to the provisions of section 2:248 of the Civil Code. If the company is required, in conformity with article 32, paragraph 1, to give an assignment to an auditor to audit the annual accounts and the general meeting has been unable to review the auditor's certificate, the annual accounts may not be adopted, unless the additional information referred to in paragraph 2, second sentence, mentions a legal ground why such certificate is lacking.

31.5 If the annual accounts are adopted in an amended form, a copy of the amended annual accounts shall be made available to the shareholders at no cost.

                                    AUDITOR

                                  ARTICLE 32.

32.1     The company may give an assignment to an auditor, as referred to in section 2:393 of the Civil Code, to audit the annual accounts prepared by the managing board in accordance with subsection 3 of such section provided that the company shall give such assignment if the law so requires.

         If the law does not require that the assignment mentioned in the preceding sentence be given the company may also give the assignment to audit the annual accounts prepared by the managing board to another expert; such expert shall hereinafter also be referred to as: auditor.

         The general meeting shall be authorized to give the assignment, referred to above. If the general meeting fails to do so, then the managing board shall be so authorized.

         The assignment given to the auditor may be revoked at any time by the general meeting and by the managing board if it has given such assignment. The auditor shall report on his audit to the managing board and shall issue a certificate containing its results.

32.2 The managing board may give assignments to the auditor or any other auditor at the expense of the company.

                                PROFIT AND LOSS.

                                  ARTICLE 33.

33.1 Distribution of profits pursuant to this article shall be made following the adoption of the annual accounts which show that such distribution is allowed.

33.2 The profits shall be at the free disposal of the general meeting. In a tie vote regarding a proposal to distribute or reserve profits, the profits concerned shall be reserved.

33.3 The company may only make distributions to shareholders to the extent that its equity exceeds the total amount of its issued share capital and the reserves to be maintained pursuant to the law.

33.4 A loss may only be applied against reserves maintained pursuant to the law to the extent permitted by law.

                                   ARTICLE 34

34.1 Dividends shall be due and payable four weeks after they have been declared, unless the general meeting determines another date on the proposal of the managing board.

34.2 Dividends which have not been collected within five years of the start of the second day on which they become due and payable shall revert to the company.

34.3 The general meeting may resolve that dividends shall be distributed in whole or in part in a form other than cash.

34.4 Without prejudice to article 32, paragraph 3, the general meeting may resolve to distribute all or any part of the reserves.

34.5 Without prejudice to article 32, paragraph 3, an interim dividend shall be distributed out of the profits made in the current financial year, if the general meeting so determines on the proposal of the managing board.

                                  LIQUIDATION

                                   ARTICLE 35

35.1 If the company is dissolved pursuant to a resolution of the general meeting, it shall be liquidated by the managing board, if and to the extent that the general meeting shall not resolve otherwise.

35.2 The general meeting shall determine the remuneration of the liquidators.

35.3 The liquidation shall take place with due observance of the provisions of the law. During the liquidation period these articles of association shall, whenever possible, remain in full force.

35.4 The balance of the assets of the company remaining after all liabilities have been paid shall be distributed among the shareholders in proportion to the par value of their ownership shares.

35.5 After the legal entity has ceased to exist, the books and records of the company shall remain in the custody of the person designated for that purpose by the liquidators for a period of ten years.

Finally, the person appearing declares that the issued capital of the company amounts to forty-thousand Dutch guilders (NLG 40,000).

The required ministerial declaration of no-objection was granted on (__________), nineteen hundred and ninety-seven, number B.V. (__________).

The draft of this deed, on which the ministerial declaration of no-objection was endorsed and a document in evidence of the resolutions referred to in the head of this deed, are attached to this deed.

In witness whereof the original of the deed, which shall be retained by me, is executed in Rotterdam on the date first mentioned in the head of this deed.

Having explained the substance of this deed to the person appearing, (he/she) declares to have noted the contents of the deed and does not require it to be read out to (him/her) in full.

Immediately after reading those parts which the law required to be read out, this deed is signed by the person appearing, who is known to me, notaris, and by myself notaris.